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                                                                  Exhibit 3.1(a)

                      CERTIFICATE OF OWNERSHIP AND MERGER
                                    MERGING
                            LYONDELL MERGER COMPANY
                                     INTO
                        LYONDELL PETROCHEMICAL COMPANY

                        Pursuant to Section 253 of the
               General Corporation Law of the State of Delaware
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          LYONDELL PETROCHEMICAL COMPANY, a corporation organized and existing under the laws of Delaware (the "Company"), DOES HEREBY CERTIFY:

          FIRST: That the Company was incorporated on November 15, 1985, pursuant to the General Corporation Law of the State of Delaware;

          SECOND: That the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $.01 per share, of Lyondell Merger Company, a Delaware corporation, and that said common stock is the only issued and outstanding class of stock of Lyondell Merger Company;

          THIRD: That the Company desires to merge into itself Lyondell Merger Company and thereby to change its corporate name to "Lyondell Chemical Company" pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

          FOURTH: That the Company, by the following resolutions of its Board of Directors, duly adopted on July 24, 1998, determined to merge into itself Lyondell Merger Company and thereby assume all of the liabilities and obligations of Lyondell Merger Company, and to change its corporate name to "Lyondell Chemical Company":

Merger of Merger Sub into Company
---------------------------------

          WHEREAS, the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $.01 per share ("Merger Sub Common Stock"), of Lyondell Merger Company, a Delaware corporation ("Merger Sub");

          WHEREAS, said Merger Sub Common Stock is the only issued and outstanding class of stock of Merger Sub;

          WHEREAS, the Company desires to merge into itself Merger Sub pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the "DGCL");

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          NOW, THEREFORE, LET IT BE

          RESOLVED, that, pursuant to the provisions of Section 253 of the DGCL, the Company merge (the "Merger") into itself Merger Sub, and assume all of the liabilities and obligations of Merger Sub; and further

          RESOLVED, that, pursuant to the provisions of Section 253(b) of the DGCL, at the effective time of the Merger, the name of the Company be changed to "Lyondell Chemical Company"; and further

          RESOLVED, that the Merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the "Certificate of Ownership and Merger"), or at such later time as may be set forth in the Certificate of Ownership and Merger; and further

          RESOLVED, that, at any time prior to the time that the filing of the Certificate of Ownership and Merger becomes effective, the Board of Directors of the Company may terminate the Certificate of Ownership and Merger; and further

          RESOLVED, that the President and Chief Executive Officer or any Vice President of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware; and further

          RESOLVED, that the officers of the Company are authorized to execute, deliver, file and record such documents, deeds, certificates and other instruments, in the name and on behalf of the Company, and to take all such further action to carry out and effect the Merger and the changes of ownership effected thereby as they shall consider necessary, desirable or appropriate.

          FIFTH: That the merger of Lyondell Merger Company into the Company and the name change of the Company effected thereby shall be effective at 7:00 p.m., Eastern Standard Time on Friday, July 31, 1998.

          I, THE UNDERSIGNED, being an authorized officer of the Company, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of July, 1998.

                                                  LYONDELL PETROCHEMICAL COMPANY

                                                  By: /s/ Kerry Galvin
                                                     ---------------------------
                                                  Name:  Kerry Galvin
                                                  Title: Corporate Secretary

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